Exhibit 99.1

RAMCO-GERSHENSON PROPERTIES TRUST REPORTS
FINANCIAL AND OPERATING RESULTS FOR THE FOURTH QUARTER AND YEAR-END 2014

FARMINGTON HILLS, Michigan – February 10, 2015 - Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial and operating results for the three and twelve months ended December 31, 2014.

FULL YEAR 2014 HIGHLIGHTS:

•	Reported Operating Funds from Operations (“Operating FFO”) of $1.27 per diluted share, compared to $1.19 for the comparable period in 2013.

•	Increased same-center net operating income (“NOI”) by 3.3%.

•	Signed 345 leases encompassing 2.3 million square feet at comparable rental growth of 6.3%.

•	Increased annual dividend by 7%, to $0.80 per share.

•	Ended 2014 with core portfolio leased occupancy of 95.5%.

"During 2014, we continued our success in significantly improving our shopping center portfolio supported by the further diversification of our markets, the achievement of an even stronger demographic profile, and producing higher average base rents.  All of these factors are contributing to predictable, strong same-center NOI growth," said Dennis Gershenson, President and Chief Executive Officer.   "In 2015, our primary focus will be on driving quality through redeveloping and re-leasing of our core portfolio and the continued sale of non-core properties.”

FINANCIAL RESULTS:
For the three months ended December 31, 2014:

•	Operating FFO of $29.1 million, or $0.33 per diluted share, compared to $21.8 million or $0.30 per diluted share for the same period in 2013.

•
Funds from Operations (“FFO”) of $3.8 million, or $0.05 per diluted share, compared to $20.6 million, or $0.28 per diluted share for the same period in 2013. FFO for the fourth quarter of 2014 was reduced as the result of a non-cash impairment charge of approximately $23.3 million related to land available for development or sale.

•	Net loss available to common shareholders of $14.0 million, or $0.18 per diluted share, compared to $7.0 million, or $0.11 per diluted share for the same period in 2013.

For the twelve months ended December 31, 2014:

•	Operating FFO of $103.5 million, or $1.27 per diluted share, compared to $81.9 million, or $1.19 per diluted share for the same period in 2013.

•
FFO of $70.3 million, or $0.94 per diluted share, compared to $79.9 million, or $1.16 per diluted share for the same period in 2013. FFO for 2014 was reduced as the result of non-cash impairment charge of approximately $23.3 million related to land available for development or sale.

•
Net loss available to common shareholders of $9.6 million, or $0.14 per diluted share, compared to net income available to common shareholders of $3.7 million, or $0.06 per diluted share for the same period in 2013.

FOURTH QUARTER OPERATING RESULTS:

•	Same-center NOI growth of 2.8%.

•	Core portfolio leased occupancy of 95.5% and physical occupancy of 94.9%.

•
Signed 86 leases encompassing approximately 0.5 million square feet at comparable rental growth of 8.1%, including 56 renewals totaling approximately 0.3 million square feet at comparable rental growth of 7.7%.

YEAR-END BALANCE SHEET METRICS:

•	Net debt to total market capitalization of 35.7%.

•	Net debt to EBITDA of 5.9x, interest coverage of 3.9x, and fixed charge coverage of 3.0x.

•	Weighted average term of debt to maturity of 6.5 years.

INVESTMENT ACTIVITY:
Acquisitions and Dispositions
During the fourth quarter, the Company sold three non-core shopping centers for $23.1 million: Northwest Crossing, a 124,000 square foot shopping center anchored by Ross Dress for Less, HH Gregg, and OfficeMax, in Knoxville, Tennessee; Fraser Shopping Center, a 68,000 square foot shopping center anchored by Oakridge Market and Family Dollar in Fraser, Michigan and Lake Orion Plaza, a 141,000 square foot shopping center anchored by Kmart and Hollywood Market. Proceeds from the sales were used to reduce debt and fund the Company’s expansion and redevelopment projects.

In 2014, the Company acquired $321.9 million of high-quality shopping centers in the targeted metropolitan markets of Cincinnati, Minneapolis, and Fort Collins. The shopping centers encompass over 1.5 million square feet and are anchored by a number of leading retailers, including Whole Foods, Dick's Sporting Goods, Sprouts Market, Home Depot, Bed Bath & Beyond, and buy buy Baby. Also during the year, the Company sold $32.0 million of non-core shopping centers.

Development and Redevelopment
During 2014, the Company initiated a number of new value-add redevelopment projects. At December 31, 2014, the Company's redevelopment and development pipeline consisted of eight projects with an estimated total cost of $56.5 million.

FINANCING ACTIVITY:

During the quarter, the Company closed a $100 million private placement of senior unsecured notes. The financing consists of $50 million of notes with a ten-year term priced at a fixed interest rate of 4.16% and $50 million of notes with a twelve-year term priced at a fixed interest rate of 4.30%.

DIVIDEND:

During the fourth quarter, the Company declared a regular cash dividend of $0.20 per common share for the period October 1, 2014 through December 31, 2014 and a Series D convertible perpetual preferred share dividend of $0.90625 per share for the same period. The dividends were paid on January 2, 2015 to shareholders of record as of December 19, 2014. The Operating FFO payout ratio was 61.0%.

2015 GUIDANCE:

The Company has affirmed its 2015 guidance for Operating FFO to $1.27 to $1.33 per diluted share.

CONFERENCE CALL/WEBCAST:

Ramco-Gershenson Properties Trust will host a live broadcast of its fourth quarter conference call on Wednesday, February 11, 2015 at 9:00 a.m. eastern time, to discuss its financial and operating results. The live broadcast will be available on-line at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code needed. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (Conference ID: 13598785), for one week.

SUPPLEMENTAL MATERIALS:
The Company’s quarterly financial and operating supplement is available on its corporate web site at www.rgpt.com. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

ABOUT RAMCO-GERSHENSON PROPERTIES TRUST:

Ramco-Gershenson Properties Trust (NYSE:RPT) is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) based in Farmington Hills, Michigan.  The Company's business is the ownership and management of large, multi-anchor shopping centers primarily in a dozen of the largest metropolitan markets in the United States.  At December 31, 2014, the Company owned interest in and managed a portfolio of 80 shopping centers and one office building with approximately 16.9 million square feet of gross leasable area. At December 31, 2014, the Company's core operating portfolio was 95.5% leased. Additional information regarding the Company is available on its corporate website: www.rgpt.com.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

Company Contact:
Dawn L. Hendershot, Vice President of Investor Relations
and Corporate Communications
31500 Northwestern Highway, Suite 300
Farmington Hills, MI 48334
dhendershot@rgpt.com
(248) 592-6202

RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,
	2014	2013
ASSETS
Income producing properties, at cost:
Land	$341,388	$284,686
Buildings and improvements	1,592,644	1,340,531
Less accumulated depreciation and amortization	(287,177)	(253,292)
Income producing properties, net	1,646,855	1,371,925
Construction in progress and land available for development or sale	74,655	101,974
Net real estate	1,721,510	1,473,899
Equity investments in unconsolidated joint ventures	28,733	30,931
Cash and cash equivalents	9,335	5,795
Restricted cash	8,163	3,454
Accounts receivable, net	11,997	9,648
Other assets, net	168,641	128,521
TOTAL ASSETS	$1,948,379	$1,652,248

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable:
Senior unsecured notes payable	$520,000	$365,000
Mortgages payable	363,580	333,049
Unsecured revolving credit facility	10,000	27,000
Junior subordinated notes	28,125	28,125
Total notes payable	921,705	753,174
Capital lease obligation	1,828	5,686
Accounts payable and accrued expenses	44,232	32,026
Other liabilities	64,384	48,593
Distributions payable	17,951	14,809
TOTAL LIABILITIES	1,050,100	854,288

Commitments and Contingencies

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 2,000 shares issued and outstanding as of December 31, 2014 and December 31, 2013	$100,000	$100,000
Common shares of beneficial interest, $0.01 par, 120,000 shares authorized, 77,573 and 66,669 shares issued and outstanding as of December 31, 2014 and 2013, respectively	776	667
Additional paid-in capital	1,130,262	959,183
Accumulated distributions in excess of net income	(356,715)	(289,837)
Accumulated other comprehensive (loss) income	(1,966)	84
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	872,357	770,097
Noncontrolling interest	25,922	27,863
TOTAL SHAREHOLDERS' EQUITY	898,279	797,960
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,948,379	$1,652,248

RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
REVENUE
Minimum rent	$43,635	$34,891	$157,691	$124,169
Percentage rent	57	9	264	209
Recovery income from tenants	15,999	11,861	52,828	40,018
Other property income	2,935	762	5,521	3,337
Management and other fee income	531	493	2,059	2,335
TOTAL REVENUE	63,157	48,016	218,363	170,068

EXPENSES
Recoverable operating & real estate tax expense	18,524	13,007	58,793	43,355
Other non-recoverable operating expense	1,007	871	3,633	3,006
Depreciation and amortization	20,605	15,883	81,182	56,305
Acquisition costs	168	538	1,890	1,322
General and administrative expense	5,575	5,238	21,670	20,951
Provision for impairment	27,865	9,669	27,865	9,669
TOTAL EXPENSES	73,744	45,206	195,033	134,608

OPERATING (LOSS) INCOME	(10,587)	2,810	23,330	35,460

OTHER INCOME AND EXPENSES
Other expense, net	(74)	(249)	(689)	(965)
Gain on sale of real estate	7,927	378	10,857	4,279
Earnings (loss) from unconsolidated joint ventures	411	268	75	(4,759)
Interest expense	(9,866)	(7,791)	(33,742)	(29,075)
Amortization of deferred financing fees	(331)	(378)	(1,446)	(1,447)
Deferred gain recognized on real estate	—	—	117	5,282
Loss on extinguishment of debt	—	(340)	(860)	(340)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE TAX	(12,520)	(5,302)	(2,358)	8,435
Income tax provision	(36)	(63)	(54)	(64)
(LOSS) INCOME FROM CONTINUING OPERATIONS	(12,556)	(5,365)	(2,412)	8,371

DISCONTINUED OPERATIONS
(Loss) gain on sale of real estate	—	(74)	—	2,120
Income from discontinued operations	—	130	—	971
INCOME FROM DISCONTINUED OPERATIONS	—	56	—	3,091

NET (LOSS) INCOME	(12,556)	(5,309)	(2,412)	11,462
Net loss (income) attributable to noncontrolling partner interest	351	169	48	(465)
NET (LOSS) INCOME ATTRIBUTABLE TO RPT	(12,205)	(5,140)	(2,364)	10,997
Preferred share dividends	(1,812)	(1,812)	(7,250)	(7,250)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(14,017)	$(6,952)	$(9,614)	$3,747

(LOSS) EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$(0.18)	$(0.11)	$(0.14)	$0.01
Discontinued operations	—	—	—	0.05
	$(0.18)	$(0.11)	$(0.14)	$0.06
(LOSS) EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$(0.18)	$(0.11)	$(0.14)	$0.01
Discontinued operations	—	—	—	0.05
	$(0.18)	$(0.11)	$(0.14)	$0.06
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	77,573	64,412	72,118	59,336
Diluted	77,573	64,412	72,118	59,728

RAMCO-GERSHENSON PROPERTIES TRUST
FUNDS FROM OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Net (loss) income available to common shareholders	$(14,017)	$(6,952)	$(9,614)	$3,747
Adjustments:
Rental property depreciation and amortization expense	20,574	15,802	80,826	56,316
Pro-rata share of real estate depreciation from unconsolidated joint ventures	596	722	4,719	3,689
(Gain) loss on sale of depreciable real estate	(7,556)	74	(10,022)	(2,120)
Loss on sale of joint venture depreciable real estate (1)	—	—	—	6,454
Provision for impairment on income-producing properties	4,580	9,342	4,580	9,342
Deferred gain recognized on of real estate	—	—	(117)	(5,282)
Noncontrolling interest in Operating Partnership (2)	(351)	(169)	(48)	465
Subtotal	$3,826	$18,819	$70,324	$72,611

Add preferred share dividends (if converted) (3)	—	1,812	—	7,250
FFO	$3,826	$20,631	$70,324	$79,861

Provision for impairment on land available for development or sale	23,285	327	23,285	327
Loss on extinguishment of debt	—	340	860	340
Gain on extinguishment of joint venture debt, net of RPT expenses	—	—	(106)	—
Acquisition costs (4)	168	538	1,890	1,322
Add preferred share dividends (if converted) (3)	1,812	—	7,250	—
OPERATING FFO	$29,091	$21,836	$103,503	$81,850

Weighted average common shares	77,564	64,412	72,118	59,336
Shares issuable upon conversion of Operating Partnership Units (2)	2,247	2,253	2,250	2,257
Dilutive effect of securities	222	392	217	392
Subtotal	80,033	67,057	74,585	61,985
Shares issuable upon conversion of preferred shares (3)	7,019	6,940	7,019	6,940
WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING, DILUTED	87,052	73,997	81,604	68,925

FFO, PER DILUTED SHARE	$0.05	$0.28	$0.94	$1.16

OPERATING FFO, PER DILUTED SHARE	$0.33	$0.30	$1.27	$1.19

Dividend per common share	$0.20000	$0.18750	$0.77500	$0.71150
Payout ratio - Operating FFO	60.6%	62.5%	61.0%	59.8%

(1)	Amount included in earnings (loss) from unconsolidated joint ventures.

(2)	The total noncontrolling interest reflects OP units convertible 1:1 into common shares or the cash value thereof.

(3)	Series D convertible preferred shares were dilutive for FFO for the year ended December 31, 2013 and anti-dilutive for the comparable period in 2014.

(4)	Prior periods have been restated to reflect the add back of acquisition costs beginning in 1Q14.

Management considers funds from operations, also known as “FFO”, to be an appropriate supplemental measure of the financial performance of an equity REIT.  Under the NAREIT definition, FFO represents net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable property and excluding impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization, (excluding amortization of financing costs). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis.

Also, we consider “Operating FFO” a meaningful, additional measure of financial performance because it excludes acquisition costs and periodic items such as impairment provisions on land available for sale, bargain purchase gains, and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO.  We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity.

While we consider FFO and Operating FFO useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable.